As filed with the Securities and Exchange Commission on May 5, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Arthur J. Gallagher & Co.

(Exact name of Registrant as specified in its charter)

Delaware	36-2151613
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

The Gallagher Centre

Two Pierce Place

Itasca, Illinois 60143-3141

(630) 773-3800

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Walter D. Bay, Esq.

Vice President, General Counsel and Secretary

The Gallagher Centre

Two Pierce Place

Itasca, IL 60143-3141

(630) 773-3800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel R. Kinel, Esq.

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, NY 14604

(585) 232-6500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Non-accelerated filer	☐

Accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Offering Price	Amount of Registration Fee
Common Stock, par value $1.00 per share	(1)

(1)	An indeterminate aggregate initial offering price or number of shares of Common Stock is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

Common Stock

We may from time to time use this prospectus to offer to sell shares of our common stock. We may also use this prospectus from time to time to register shares of our common stock that may be offered and sold by selling stockholders.

Our common stock is traded on the New York Stock Exchange under the symbol “AJG”.

This prospectus may not be used to consummate a sale of any shares of our common stock unless accompanied by a prospectus supplement. The prospectus supplement may add, update or modify information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the documents incorporated into this prospectus by reference before you make an investment decision.

We may offer and sell our common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Investing in our common stock involves risk. See the “Risk Factors” section of this prospectus beginning on page 2, as well as the risk factors disclosed in our periodic reports filed with the Securities and Exchange Commission (SEC) and in the applicable prospectus supplement.

Neither the SEC nor any other State securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 5, 2010.

THE COMPANY

We are engaged in providing insurance brokerage and third-party claims settlement and administration services to entities in the United States and abroad. We believe that our major strength is our ability to deliver comprehensively structured insurance and risk management services to our clients. Our brokers, agents and administrators act as intermediaries between insurers and their customers and we do not assume underwriting risks.

Since our founding in 1927, we have grown from a one-man agency to the world’s fifth largest insurance broker based on revenues (according to Business Insurance magazine’s July 20, 2009 edition) and the world’s largest third-party property/casualty (P/C) claims administrator (according to Business Insurance magazine’s March 29, 2010 edition). We generate approximately 91% of our revenues domestically, with the remaining 9% derived primarily from operations in Australia, Bermuda, Canada, New Zealand and the United Kingdom.

Our common stock is traded on the New York Stock Exchange under the symbol AJG, and we had a market capitalization at March 31, 2010 of $2.5 billion. We were reincorporated as a Delaware corporation in 1972. Our executive offices are located at Two Pierce Place, Itasca, Illinois 60143-3141, and our telephone number is (630) 773-3800. When used in this prospectus, the terms “the Company,” “Arthur J. Gallagher,” “we,” “our” and “us” refer to Arthur J. Gallagher & Co. and its consolidated subsidiaries, unless otherwise indicated.

We operate three segments: Brokerage, Risk Management and Corporate, which contributed approximately 74%, 26% and less than 1%, respectively, to our 2009 revenues.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. We may sell the securities described in this prospectus, or use this prospectus to register shares of common stock that may be offered and sold by selling stockholders, from time to time.

Each time we sell securities pursuant to this prospectus or use this prospectus to register shares of common stock that may be offered and sold by selling stockholders, we will describe, in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:

•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of any underwriters or agents through or to which we will sell the securities and any compensation of those underwriters or agents;

•	information regarding selling stockholders; and

•	an estimate of the various expenses in connection with the sale and distribution of the securities.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

(2)	Quarterly Report on Form 10-Q for quarter ended March 31, 2010;

(3)	Current Report on Form 8-K dated February 2, 2010;

(4)	The description of our common stock contained in our Registration Statement on Form 8-A (registration no. 0-13480), filed with the SEC on November 2, 1987, and all amendments or reports filed for the purpose of updating such description; and

(5)	All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and before the termination of this offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can obtain those documents from our website at www.ajg.com or request them in writing or by telephone at the following address or telephone number: General Counsel, The Gallagher Centre, Arthur J. Gallagher & Co., Two Pierce Place, Itasca, Illinois 60143-3141; Telephone: (630) 773-3800. Except for the information specifically incorporated into this prospectus by reference as set forth above, information contained on our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves substantial risk. You should carefully consider all the information in or incorporated by reference into this prospectus and any accompanying prospectus supplement prior to investing in our securities. In particular, we urge you to consider carefully the risks and uncertainties described below and in Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ending December 31, 2009, as such risk factors may be updated by our annual, quarterly and current reports filed with the SEC after the date of this prospectus. As set forth above under “Incorporation of Certain Information by Reference,” such documents are incorporated by reference into this prospectus and any accompanying prospectus supplement.

In the event we issue common stock as consideration for certain acquisitions we may make, we could dilute share ownership.

We grow our business organically as well as through acquisitions. One method of acquiring companies or otherwise funding our corporate activities is through the issuance of additional equity securities. Should we issue additional equity securities, such issuances could have the effect of diluting our earnings per share as well as existing stockholders’ individual ownership percentages in our Company.

Volatility of the price of our common stock could adversely affect our stockholders.

The market price of our common stock could fluctuate significantly as a result of:

•	quarterly variations in our operating results;

•	seasonality of our business cycle;

•	interest rate changes;

•	changes in the market’s expectations about our operating results;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning us or the financial services industry in general;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	news reports relating to trends in our markets;

•	changes in laws and regulations affecting our business;

•	material announcements by us or our competitors;

•	sales of substantial amounts of common shares by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, economic downturns and acts of war or terrorism.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (the Act), found at Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Additional written or oral forward-looking statements may be made by us from time to time in filings with the SEC, press releases, our website or otherwise. Statements contained herein and in documents incorporated by reference that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Act, the Securities Act and the Securities Exchange Act.

Forward-looking statements may include, but are not limited to, discussions concerning liquidity and capital resources, revenues, expenses, earnings, cash flow, capital structure and financial losses, as well as market and industry conditions, premium rates, financial markets, interest rates, foreign exchange rates, contingencies and matters relating to our operations and income taxes. In addition, when used herein and in documents incorporated by reference, the words “anticipates,” “believes,” “should,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements.

Forward-looking statements made by or on behalf of us are subject to risks and uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements, including but not limited to the following:

•	our commission revenues are highly dependent on premiums charged by insurers, which are subject to fluctuation;

•	alternative insurance markets continue to grow, which could unfavorably impact commission and favorably impact fee revenue, though not necessarily to the same extent;

•	our revenues vary significantly from period to period as a result of the timing of policy inception dates and the net effect of new and lost business production;

•	we face significant competitive pressures;

•

disruptions in the credit and financial markets could limit our access to capital and credit and make it more difficult for us to obtain financing for our operations or investments or increase our cost of obtaining financing;

•

the recent recession and the current or any future economic downturn could adversely affect our business in a number of ways, including by causing our clients to purchase less insurance coverage, by leading to a continued reduction in the number of claims processed by us, or by causing insurance companies with which we do business to experience liquidity problems, withdraw from writing certain coverages, or fail;

•	our ability to grow has been enhanced through acquisitions, which may or may not be available on acceptable terms in the future and which, if consummated, may or may not be advantageous to us;

•	our debt agreements contain restrictions and covenants that could significantly impact our ability to operate our business;

•	we could incur substantial losses if one of the commercial banks we use fails;

•

our non-U.S. operations expose us to certain risks such as exchange rate fluctuations, geopolitical risk, and risks related to regulatory requirements including those imposed by the U.S. Foreign Corrupt Practices Act;

•	we are subject to insurance industry regulation worldwide, and such regulations could change at any time;

•	changes in our accounting estimates and assumptions could adversely affect our financial position and operating results;

•	we are subject to a number of contingencies and legal proceedings;

•	rising employee benefits costs (including pension expense) could reduce our profitability;

•

our effective income tax rate and obligations under tax indemnity agreements may be subject to increase as a result of changes in income tax laws, unfavorable interpretations of past, current or future tax laws or developments resulting in the loss or unavailability of historically claimed tax credits under Section 29 of the Internal Revenue Code (IRC);

•	there are significant uncertainties related to our IRC Section 45-related investments, which must be favorably resolved in order for us to recoup these investments and generate earnings on them; and

•	operations at our IRC Section 45 facilities could subject us to environmental and product liability claims and environmental compliance costs.

The foregoing and other risks and uncertainties are described in more detail in Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ending December 31, 2009 and under the heading “Risk Factors” in this prospectus. Such risk factors may be updated by our annual, quarterly and current reports that we may file with the SEC after the date of this prospectus, which are incorporated by reference into this prospectus and any accompanying prospectus supplement as set forth under the heading “Incorporation of Certain Information by Reference.”

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus, in any prospectus supplement and in any of the documents incorporated into this prospectus by reference, which speak only as of the date such statements are made. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

PLAN OF DISTRIBUTION

The shares of our common stock covered by this prospectus may be offered for resale from time to time by selling stockholders that received such common stock from us or one of our subsidiaries, in transactions not registered under the Securities Act of 1933, as amended. With our consent, and if we file an applicable prospectus supplement with the SEC, this prospectus may be used by selling stockholders described in such prospectus supplement who may wish to sell such shares of common stock. As used in this prospectus, “selling stockholders” may include donees and pledgees selling common stock received from a named selling stockholder. We may limit our consent to a specified time period and subject our consent to certain limitations and conditions, which may vary by agreement.

The securities being offered by this prospectus may be sold by us or by a selling stockholder:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us or a selling stockholder to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act of 1933.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, a selling stockholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling stockholder may directly solicit offers to purchase the securities and we or a selling stockholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act of 1933, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from our sale of the securities for general corporate purposes. We may invest funds that we do not immediately require in short-term marketable securities. We will not receive any proceeds from the sale of our common stock offered for sale in connection with this prospectus by selling stockholders. The selling stockholders will receive all of the net proceeds from those sales.

VALIDITY OF THE SECURITIES

The validity of the shares of common stock offered hereby has been passed upon for us by Harter Secrest & Emery LLP.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2009 (including the schedule appearing therein), and the effectiveness of our internal control over financial reporting as of December 31, 2009, have been audited by Ernst & Young LLP, our independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

With respect to our unaudited interim consolidated financial statements for the three-month periods ended March 31, 2010 and March 31, 2009, incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 26, 2010, included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and incorporated by reference herein, states that they did not audit and do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses (other than underwriting compensation) to be incurred by us in connection with the issuance and distribution of the securities being registered hereby are:

Securities and Exchange Commission filing fee	$	*
Accounting fees and expenses		**
Legal fees and expenses		**
Printing fees		**
Miscellaneous		**

Total expenses	$	**

*	Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended.
**	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this Registration Statement. An estimate of the various expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Article Seven of our Amended and Restated By-laws and Article Twelve of our Amended and Restated Certificate of Incorporation provide for the indemnification of each of our directors, officers, employees or agents to the full extent permitted by the Delaware General Corporation Law or other applicable laws presently or hereafter in effect.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person is adjudged liable for negligence or misconduct in the performance of his respective duties to the corporation, although the court in which the action or suit was brought may determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective.

Article Seven of our Amended and Restated By-laws provides that we will indemnify any person in connection with any action, suit, or proceeding brought or threatened by reason of the fact that he or she is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another enterprise, against all costs actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by us or in our right, and provided further that such person is not adjudged liable for negligence or misconduct in the performance of his or her duty to us, unless, in view of all the circumstances of the case, the court in which the action or suit was brought determines that such person despite the adjudication of liability is fairly and reasonably entitled to indemnity for such expenses.

Article Twelve of our Amended and Restated Certificate of Incorporation eliminates the liability of our directors for monetary damages for breach of fiduciary duty as a director except where a director breaches his or her duty of loyalty to us and our stockholders, fails to act in good faith or engages in intentional misconduct or a knowing violation of law, authorizes the payment of a dividend or stock repurchase which is illegal under Section 174 of the Delaware General Corporation Laws or obtains an improper personal benefit.

We also maintain and pay premiums on a directors’ and officers’ liability insurance policy and have entered into indemnity agreements with our directors and officers. The provisions of each indemnity agreement alter or clarify the statutory indemnity in the following respects: (1) indemnity will be explicitly provided for settlements in derivative actions; (2) prompt payment of litigation expenses will be provided in advance of indemnification; (3) prompt indemnification of advances of expenses will be provided unless a determination is made that the director or officer has not met the required standard; (4) the director or officer will be permitted to petition a court to determine whether his or her actions meet the standards required; and (5) partial indemnification will be permitted in the event that the director or officer is not entitled to full indemnification. In addition, each indemnity agreement specifically includes indemnification with respect to actions, suits or proceedings brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended.

The preceding summary is qualified in its entirety by our Amended and Restated Certificate of Incorporation, our Amended and Restated By-laws and the above-described indemnity agreements.

Item 16.	Exhibits

Exhibit Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation of Gallagher (incorporated by reference to exhibit number 3.1 of our Form 10-Q Quarterly Report for the quarterly period ended June 30, 2008, SEC File No. 1-9761).

4.2	Amended and Restated By-Laws of Gallagher (incorporated by reference to the exhibit number 3.2 of our Form 10-K Annual Report for 2008, SEC File No. 1-9761).

5.1*	Opinion of Harter Secrest & Emery LLP.

15.1*	Letter of Acknowledgement from Ernst & Young LLP concerning unaudited interim financial information.

23.1*	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on page II-6).

*	Filed herewith.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i), (1)(a)(ii) and (1)(a)(iii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Itasca, State of Illinois, on this 5th day of May, 2010.

ARTHUR J. GALLAGHER & CO.

By:	/s/ J. PATRICK GALLAGHER, JR.
J. Patrick Gallagher, Jr.
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/S/ J. PATRICK GALLAGHER, JR. J. Patrick Gallagher, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2010

/S/ DOUGLAS K. HOWELL Douglas K. Howell	Vice President and Chief Financial Officer (Principal Financial Officer)	May 5, 2010

/S/ RICHARD C. CARY Richard C. Cary	Chief Accounting Officer (Principal Accounting Officer)	May 5, 2010

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appear below hereby constitute and appoint WALTER D. BAY and DOUGLAS K. HOWELL, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including, without limitation, post-effective amendments and any other amendments filed pursuant to the rules promulgated under the Securities Act of 1933, as amended) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite, necessary and desirable to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do to cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/S/ WILLIAM L. BAX William L. Bax	Director	May 5, 2010

/S/ T. KIMBALL BROOKER T. Kimball Brooker	Director	May 5, 2010

/S/ FRANK E. ENGLISH, JR. Frank E. English, Jr.	Director	May 5, 2010

/S/ ILENE S. GORDON Ilene S. Gordon	Director	May 5, 2010

/S/ ELBERT O. HAND Elbert O. Hand	Director	May 5, 2010

/S/ DAVID S. JOHNSON David S. Johnson	Director	May 5, 2010

/S/ KAY W. MCCURDY Kay W. McCurdy	Director	May 5, 2010

/S/ NORMAN L. ROSENTHAL Norman L. Rosenthal	Director	May 5, 2010

/S/ JAMES R. WIMMER James R. Wimmer	Director	May 5, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1	Opinion of Harter Secrest & Emery LLP.

15.1	Letter of Acknowledgement from Ernst & Young LLP concerning unaudited interim financial information.

23.1	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on page II-6).